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                                                                     Exhibit 4.6


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                              [CERTIFICATE OF SHARES]

        COMMON STOCK                                    COMMON STOCK
           NUMBER                                          SHARES
        [           ]                                   [          ]

 INCORPORATED UNDER THE LAWS
  OF THE STATE OF DELAWARE                   SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFICATE TRANSFERABLE IN
  CHARLOTTE, NORTH CAROLINA OR
      NEW YORK, NEW YORK
                             Health Plan Services
                                  CORPORATION         CUSIP 72701P 10 5

This Certifies that


is the owner of

 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE $.01 PER
                                   SHARE OF


Health Plan Services Corporation transferable on the books of the Corporation for the holder's hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

In Witness Whereof, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                Name Has Been Changed To PlanVista Corporation

Dated:

COUNTERSIGNED AND REGISTERED:
  FIRST UNION NATIONAL BANK OF NORTH CAROLINA
     (Charlotte, North Carolina)                TRANSFER AGENT
                                                 AND REGISTRAR

                                                            AUTHORIZED SIGNATURE

Phillip S. Dingle            William L. Bennett             James K. Murray, Jr.

    SECRETARY                     CHAIRMAN                       PRESIDENT

                   [HEALTH PLAN SERVICES CORPORATION SEAL]

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